                                                                    Exhibit 99.3

                 [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]

                                 March 29, 2002

Bankers Trust Company
Corporate Trust Office
1761 East St. Andrew Place
Santa Ana, CA 92705

Financial Guaranty Insurance Corporation
115 Broadway
New York, NY  10006

Moody's Investors Service, Inc.
99 Church Street
New York, NY  10004

Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc.
55 Water Street
New York, NY  10041
Attn: Asset-Backed Surveillance Department

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT  06830


                  RE: GreenPoint Home Equity Loan Trust (Series 2000-3); Annual Statement as to Compliance by the Issuer
                           -----------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 3.9 of the Indenture with respect to the above-referenced offering and in compliance with the requirements of TIA Section 314(a)(4), the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Manager") hereby certifies as to the following:

         1. a review of the activities of the Issuer and its performance under the Indenture during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

         2. to the best knowledge of the undersigned officer, based on such review, the Issuer has fulfilled all of its material obligations under the Indenture throughout the applicable period, and there has been no known default in the fulfillment of the Issuer's material obligations throughout such period.

                          [Signature on Following Page]

                                        Very truly yours
                                        GREENPOINT HOME EQUITY
                                        LOAN TRUST (Series 2000-3);

                                        By:  GREENPOINT MORTGAGE FUNDING, INC.,
                                        as Manager

                                          /s/ Nathan Hieter
                                        ----------------------------------------
                                        Nathan Hieter
                                        Vice President